First Quarter 2018 FIRST QUARTER 2018 RESULTS May 2, 2018

First Quarter 20182 FORWARD LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES This presentation contains forward-looking statements based on current expectations, including statements regarding our earnings guidance and financial outlook and goals. These forward-looking statements are often identified by words such as “estimate,” “predict,” “may,” “believe,” “plan,” “expect,” “require,” “intend,” “assume,” “project” and similar words. Because actual results may differ materially from expectations, we caution you not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from outcomes currently expected or sought by Pinnacle West or APS. These factors include, but are not limited to: our ability to manage capital expenditures and operations and maintenance costs while maintaining high reliability and customer service levels; variations in demand for electricity, including those due to weather seasonality, the general economy, customer and sales growth (or decline), and the effects of energy conservation measures and distributed generation; power plant and transmission system performance and outages; competition in retail and wholesale power markets; regulatory and judicial decisions, developments and proceedings; new legislation, ballet initiatives and regulation, including those relating to environmental requirements, regulatory policy, nuclear plant operations and potential deregulation of retail electric markets; fuel and water supply availability; our ability to achieve timely and adequate rate recovery of our costs, including returns on and of debt and equity capital investments; our ability to meet renewable energy and energy efficiency mandates and recover related costs; risks inherent in the operation of nuclear facilities, including spent fuel disposal uncertainty; current and future economic conditions in Arizona, including in real estate markets; the development of new technologies which may affect electric sales or delivery; the cost of debt and equity capital and the ability to access capital markets when required; environmental, economic and other concerns surrounding coal-fired generation, including regulation of greenhouse gas emissions; volatile fuel and purchased power costs; the investment performance of the assets of our nuclear decommissioning trust, pension, and other postretirement benefit plans and the resulting impact on future funding requirements; the liquidity of wholesale power markets and the use of derivative contracts in our business; potential shortfalls in insurance coverage; new accounting requirements or new interpretations of existing requirements; generation, transmission and distribution facility and system conditions and operating costs; the ability to meet the anticipated future need for additional generation and associated transmission facilities in our region; the willingness or ability of our counterparties, power plant participants and power plant land owners to meet contractual or other obligations or extend the rights for continued power plant operations; and restrictions on dividends or other provisions in our credit agreements and ACC orders. These and other factors are discussed in Risk Factors described in Part I, Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which you should review carefully before placing any reliance on our financial statements, disclosures or earnings outlook. Neither Pinnacle West nor APS assumes any obligation to update these statements, even if our internal estimates change, except as required by law. In this presentation, references to net income and earnings per share (EPS) refer to amounts attributable to common shareholders. We present “gross margin” per diluted share of common stock. Gross margin refers to operating revenues less fuel and purchased power expenses. Gross margin is a “non-GAAP financial measure,” as defined in accordance with SEC rules. The appendix contains a reconciliation of this non-GAAP financial measure to the referenced revenue and expense line items on our Consolidated Statements of Income, which are the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP). We view gross margin as an important performance measure of the core profitability of our operations, and is used by our management in analyzing the operations of our business. We believe that investors benefit from having access to the same financial measures that management uses. We also provide a reconciliation to show various deferral impacts of the Four Corners Selective Catalytic Reduction equipment. We believe the information provided in the reconciliation provides investors with useful indicators of our results that are comparable among periods because they exclude the effects of unusual items that may occur on an irregular basis.

First Quarter 20183 Adjusted O&M1,2,3 $(0.18) EPS VARIANCES 1ST QUARTER 2018 VS. 1ST QUARTER 2017 1Q 2017 1Q 2018 $0.21 $0.03 D&A2,3 $(0.12) Other, net2 $(0.01) Other Taxes2,3 $(0.07) Adjusted Gross Margin1 $0.13 Interest, net of AFUDC2 $0.02 Gross Margin Rate Increase $ 0.20 Transmission $ 0.09 Sales / Usage $ 0.08 Federal Tax Reform4 $ (0.20) Weather $ (0.09) Other $ 0.05 1 Excludes costs and offsetting operating revenues associated with renewable energy and demand side management programs. 2 Driver adjusted for the deferral impacts of the Four Corners Selective Catalytic Reduction (SCR) equipment. 3 First quarter 2018 Four Corners SCR deferral impact is immaterial. 4 See slide 8 for additional information relating to the impacts of federal tax reform. See non-GAAP reconciliation in Appendix. Pension & OPEB Non-service Credits, net $0.05

First Quarter 20184 ECONOMIC INDICATORS Arizona and Metro Phoenix remain attractive places to live and do business E 0 10,000 20,000 30,000 40,000 '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18 Single Family Multifamily Projected Single Family & Multifamily Housing Permits Maricopa County Above-average job growth in tourism, health care, manufacturing, financial services, and construction Maricopa County ranked #1 in U.S. for population growth for second straight year - U.S. Census Bureau March 2018 2017 housing construction at highest level since 2007 Vacancy rates in office and retail space have fallen to pre-recessionary levels Arizona population surpassed 7 million in 2017 Arizona #1 state in the country in 2017 for in-bound moves - North American Moving Services January 2018 Nonresidential Building Vacancy – Metro Phoenix Vacancy Rate 0% 5% 10% 15% 20% 25% '07 '08 '09 '10 '11 '12 '13 '14 '15 '16 '17 '18Q1 Office Retail Industrial

First Quarter 2018 APPENDIX

First Quarter 20186 2018 EPS GUIDANCE Key Factors & Assumptions as of May 2, 2018 2018 Adjusted gross margin1 (operating revenues, net of fuel and purchased power expenses) $2.47 – $2.52 billion • Retail customer growth about 1.5–2.5% • Weather-normalized retail electricity sales volume about 0.5-1.5% higher compared to prior year • Assumes normal weather Adjusted operating and maintenance (O&M)1 $905 – $925 million Other operating expenses (depreciation and amortization, Four Corners SCRs and Ocotillo deferrals, taxes other than income taxes, and other miscellaneous expenses) $790 – $810 million Other income (pension and other post-retirement non-service credits, other income and other expense) $45 – $55 million Interest expense, net of allowance for borrowed and equity funds used during construction (Total AFUDC $65 million) $180 – $190 million Net income attributable to noncontrolling interests $20 million Effective tax rate 18% Average diluted common shares outstanding ~113 million EPS Guidance $4.35 - $4.55 1 Excludes O&M of $105 million, and offsetting revenues, associated with renewable energy and demand side management programs.

FINANCIAL OUTLOOK

Key Factors & Assumptions as of May 2, 2018

Gross Margin – Customer and Sales Growth (2018-2020)

Assumption	Impact
Retail customer growth	• Expected to average about 2-3% annually • Modestly improving Arizona and U.S. economic conditions
Weather-normalized retail electricity sales volume growth	• About 0.5–1.5%

Gross Margin – Related to 2017 Rate Review Order

Assumption	Impact
Lost Fixed Cost Recovery (LFCR)	• Offsets 30-40% of revenues lost due to ACC-mandated energy efficiency and distributed renewable generation initiatives
Environmental Improvement Surcharge (EIS)	• Assumed to recover up to $14 million annually of carrying costs for government-mandated environmental capital expenditures (cumulative per kWh cap rate of $0.00050)
Power Supply Adjustor (PSA)	• 100% recovery • Includes certain environmental chemical costs and third-party battery storage
Transmission Cost Adjustor (TCA)	• TCA is filed each May and automatically goes into rates effective June 1 • Transmission revenue is accrued each month as it is earned.
APS Solar Communities	• Additions to flow through RES until next base rate case
Four Corners Units 4 and 5 SCRs	• 2019 step increase

Property Tax Rate Deferral: APS is allowed to defer for future recovery (or credit to customers) the Arizona property tax expense above (or below) the 2015 test year caused by changes to the applicable composite property tax rate.

Outlook Through 2019: Goal of earning more than 9.5% Return on Equity (earned Return on Equity based on average Total Shareholder's Equity for PNW consolidated, weather-normalized)

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PINNACLE WEST CAPITAL CORPORATION

TAX REFORM

Tax Cuts and Jobs Act provides benefits to both our customers and shareholders

Regulatory Steps

- Received ACC approval of $119 million annual rate reduction reflecting lower corporate tax rate through the Tax Expense Adjustor Mechanism (TEAM)
- Second filing under the TEAM expected later in 2018 to return excess deferred income taxes to customers
- FERC guidance on the rate reduction for transmission customers expected in 2018

Recap of Excess Deferred Taxes ($ millions)	As of March 31, 2018
Total Regulated Excess Deferred Taxes	$1,140
Depreciation Related Excess Deferred Taxes (to be returned over the life of property)	$1,020 - $1,040
Non-Depreciation Related Excess Deferred Taxes	$100 - $120

Cash Taxes

- Minimal cash tax payments through 2018 due to existing $85 million in tax credit carryforwards

Timing Impacts

- The impact of the lower federal income tax rate is based on our quarterly pre-tax earnings
- The reduction to customers' rates through the TEAM is based on a per kWh sales credit
- Our typical seasonal pre-tax earnings and kWh sales patterns are as follows[1]:

	Q1	Q2	Q3	Q4
Pre-Tax Earnings	5%	30%	55%	10%
Kilowatt Hour Sales	21%	25%	33%	21%

[1] Based on historical five-year average

Rate Base Growth

- Higher incremental rate base of $150 million per year in 2018 and 2019

Continued Interest Deductibility

- Majority of Pinnacle West debt likely allocable to regulated operations and excluded from any limitation

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PINNACLE WEST CAPITAL CORPORATION

First Quarter 20189 $218 $285 $251 $196 $235 $120 $10 $193 $85 $25 $46 $3 $16 $16 $17 $174 $152 $191 $188 $419 $442 $545 $612 $99 $81 $115 $152 2017 2018 2019 2020 APS CAPITAL EXPENDITURES Capital expenditures are funded primarily through internally generated cash flow ($ Millions) $1,341 $1,181 Other Distribution Transmission Renewable Generation Environmental1 Traditional Generation Projected $1,153 New Gas Generation2 • The chart does not include capital expenditures related to 4CA’s 7% interest in the Four Corners Power Plant Units 4 and 5 of $29 million in 2017, or projected capital expenditures of $15 million in 2018, $7 million in 2019 and $6 million in 2020. • 2018 – 2020 as disclosed in First Quarter 2018 Form 10-Q. 1 Includes Selective Catalytic Reduction controls at Four Corners with in-service dates of Q4 2017 (Unit 5) and Q2 2018 (Unit 4) 2 Ocotillo Modernization Project: 2 units scheduled for completion in Q4 2018, 3 units scheduled for completion in Q1 2019. $1,211

First Quarter 201810 RATE BASE APS’s revenues come from a regulated retail rate base and meaningful transmission business $6.8 $9.1 $1.4 $1.8 2016 2017 2018 2019 2020 APS Rate Base Growth Year-End ACC FERC Total Approved Rate Base Projected ACC FERC Rate Effective Date 8/19/2017 6/1/2017 Test Year Ended 12/31/20151 12/31/2016 Rate Base $6.8B $1.4B Equity Layer 55.8% 55% Allowed ROE 10.0% 10.75% 1 Adjusted to include post test-year plant in service through 12/31/2016 83% 17% Generation & Distribution Transmission Rate base $ in billions, rounded Rate Base Guidance: 6-7% Average Annual Growth Rate

First Quarter 201811 OPERATIONS & MAINTENANCE Goal is to keep O&M per kWh flat, adjusted for planned outages 776 795 830 - 840 72 63 75 - 85$848 $858 $905 - $925 2016 2017 2018E PNW Consolidated ex RES/DSM Planned Fleet Outages 1 Reclassified to reflect the adoption of the new accounting requirements for presenting pension and other postretirement non-service costs (“Pension & OPEB Presentation”). Increases in O&M due to the Pension & OPEB Presentation change are approximately $20 million in 2016, $25 million in 2017 and $35 million in 2018, which are offset in pension and other post-retirement non-service credits on the income statement. See Notes 1, 5 and 13 in the First Quarter 2018 Form 10-Q for additional information. 2 Excludes RES/DSM of $83 million in 2016, $91 million in 2017 and $105 million in 2018E. ($ Millions) 1 1 2

First Quarter 201812 Credit Ratings1 • A- or equivalent ratings or better at S&P, Moody’s and Fitch 2018 Major Financing Activities • Currently expect up to $600 million of long-term debt issuance at APS 1 We are disclosing credit ratings to enhance understanding of our sources of liquidity and the effects of our ratings on our costs of funds. BALANCE SHEET STRENGTH $82 $600 $250 $300 $- $100 $200 $300 $400 $500 $600 2018 2019 2020 APS PNW ($Millions) Long-Term Debt Maturity Schedule

First Quarter 201813 OCOTILLO MODERNIZATION PROJECT AND FOUR CORNERS SCRs Ocotillo Modernization Project Four Corners SCRs In-Service Dates Units 6, 7 – Fall 2018 Units 3, 4 and 5 – Spring 2019 Unit 5 – Late 2017 Unit 4 – Spring 2018 Total Cost (APS) $500 million $400 million Estimated Cost Deferral $45 million (through 2019) $30 million (through 2018) Accounting Deferral − Cost deferral from date of commercial operation to the effective date of rates in next rate case − Includes depreciation, O&M, property taxes, and capital carrying charge2 − Cost deferral from time of installation to incorporation of the SCR costs in rates using a step increase beginning in 2019 − Includes depreciation, O&M, property taxes, and capital carrying charge2 • Included in the 2017 Rate Review Order1, APS has been granted Accounting Deferral Orders for two large generation-related capital investments – Ocotillo Modernization Project: Retiring two aging, steam-based, natural gas units, and replacing with 5 new, fast-ramping, combustion turbine units – Four Corners Power Plant: Installing Selective Catalytic Reduction (SCR) equipment to comply with Federal environmental standards 2 APS will calculate the capital carrying charge using the 5.13% embedded cost of debt established in the 2017 Rate Review Order. 1 The ACC’s decision is subject to appeals.

FOUR CORNERS SCR STEP INCREASE

APS filed for a rate increase on April 27, 2018

Key Components of APS's Filed Request

Financial	Cost of Capital	Bill Impact
• Consistent with prior disclosed estimates	• 7.85% Return on Rate Base[1] – Weighted Average Cost of Capital (WACC)	• Rate rider applied as a percentage of base rates for all applicable customers
• $390 million direct costs vs. $400 million[1] contemplated in APS's recent rate case	• 5.13% Return on Deferral[1] – Embedded Cost of Debt	• $67.5 million revenue requirement
• $40 million in indirect costs (overhead, AFUDC)	• 5% Depreciation Rate – 20 year useful life (2038-depreciation study)	• ~2% bill impact
	• 5 Year Deferral Amortization	

[1] Based on 2017 Rate Review Order

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First Quarter 201815 - 12 (10) (2) (13) $(20) $(15) $(10) $(5) $0 $5 $10 $15 Q1 Q2 Q3 Q4 Q1 GROSS MARGIN EFFECTS OF WEATHER VARIANCES VS. NORMAL Pretax Millions All periods recalculated to current 10-year rolling average (2006 – 2015) 2017 $ - Million 2018 $(13) Million

First Quarter 201816 5 2 12 19 21 12 15 16 10 10 $0 $10 $20 $30 $40 Q1 Q2 Q3 Q4 Q1 Renewable Energy Demand Side Management RENEWABLE ENERGY AND DEMAND SIDE MANAGEMENT EXPENSES1 1 Renewable energy and demand side management expenses are offset by adjustment mechanisms. Pretax Millions 2017 $91 Million 2018 $31 Million

First Quarter 201817 484 680 832 715 1157 1158 1349 1141 1002 1189 1077 1168 1153 759 1267 1001 1291 1413 1364 2033 1602 1442 1283 14341460 1575 1841 1968 2490 3808 2204 3568 325 542 639 618 810 1009 1145 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2015 Applications 2016 Applications 2017 Applications 2018 Applications 1 Monthly data equals applications received minus cancelled applications. As of March 31, 2018, approximately 77,000 residential grid- tied solar photovoltaic (PV) systems have been installed in APS’s service territory, totaling approximately 609 MWdc of installed capacity. Excludes APS Solar Partner Program residential PV systems. Note: www.arizonagoessolar.org logs total residential application volume, including cancellations. Solar water heaters can also be found on the site, but are not included in the chart above. RESIDENTIAL PV APPLICATIONS1 10 18 22 44 51 57 74 133 150 45 2009 2012 2014 2016 2018 Residential DG (MWdc) Annual Additions YTD

2018 KEY DATES

ACC Key Dates / Docket #	Q1	Q2	Q3	Q4
Key Recurring Regulatory Filings				
Lost Fixed Cost Recovery **E-01345A-11-0224**	File Feb 15	Implement May 1		
Transmission Cost Adjustor **E-01345A-11-0224**		File May 15 Implement Jun 1		
2019 DSM/EE Implementation Plan **TBD**		Jun 1: File 2019 Plan 2018 DSM Decision Expected Q2		
2019 RES Implementation Plan **TBD**		2018 RES Decision Expected Q2	Jul 1: File 2019 Plan	
APS Rate Review/ Four Corners SCR Step Increase **E-01345A-16-0036**	Feb: Customer Transition Begins	May 1: File Year Two RCP Export Rate Apr 27: File Four Corners SCR Request	Sep 1: Year Two RCP Export Rate Implemented	
Resource Planning and Procurement **E-00000V-15-0094**	ACC declined to acknowledge Arizona utility's IRPs		Workshops begin for APS 2020 IRP	
Review and Modification of Current Net Metering Rules **RE-00000A-17-0260**		Staff Draft Rules Expected		
Modification of the Federal Tax Reform Rate Adjustment **AU-00000A-17-0379**	Implemented March 1			
Energy Modernization Plan **E-00000Q-16-0289**	Staff Notice of Inquiry opened February 22	Apr 23: Responses to NOI		

Other Key Dates	Q1	Q2	Q3	Q4
Arizona State Legislature	In session Jan 8 – End of Q2			
Elections			Aug 28: Primary	Nov 6: General

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First Quarter 201819 NON-GAAP MEASURE RECONCILIATION GROSS MARGIN $ millions pretax, except per share amounts 2018 2017 Operating revenues1 693$ 678$ Fuel and purchased power expenses1 (197) (212) Gross margin 496 466 0.20$ Adjustments: Renewable energy and demand side management programs (34) (23) (0.07) Adjusted gross margin 462$ 443$ 0.13$ 1 Line items from Consolidated Statements of Income. Three Months Ended March 31, EPS Impact

First Quarter 201820 NON-GAAP MEASURE RECONCILIATION OTHER NON-GAAP $ millions pretax, except per share amounts 2018 Four Corners Deferral 2018 Adjusted 20173 Operations and maintenance1, 2 266$ -$ 266$ 226$ Renewable energy (excluding AZ Sun), demand side management and similar regulatory programs 31 - 31 17 Adjusted operations and maintenance 235 - 235 209 (0.18)$ Depreciation and amortization1,2 145 - 145 128 (0.12)$ Taxes other than income taxes1,2 54 - 54 44 (0.07)$ Allowance for equity funds used during construction1 (14) - (14) (9) Interest charges1 59 (2) 57 52 Allowance for borrowed funds used during construction1 (7) - (7) (4) Interest expense, net of AFUDC 38 (2) 36 39 0.02$ Other expenses (operating)1 - - - - Other income1 (4) 2 (2) - Other expense1 3 - 3 3 Other (1) 2 1 3 0.01$ 1 Line items from Consolidated Statements of Income. 2 First quarter 2018 Four Corners SCR deferral impact is immaterial. 3 No impact to 2017 Consolidated Statements of Income related to Four Corners deferral. EPS Impact Three Months Ended March 31,

First Quarter 201821 NON-GAAP MEASURE RECONCILIATION GUIDANCE $ millions pretax Operating revenues1 3,665$ - 3,725$ Fuel and purchased power expenses1 (1,090) - (1,100) Gross margin 2,575 - 2,625 Adjustments: Renewable energy and demand side management programs (105) - (105) Adjusted gross margin 2,470$ - 2,520$ Operations and maintenance1 1,010$ - 1,030$ Adjustments: Renewable energy and demand side management programs (105) - (105) Adjusted operations and maintenance 905$ - 925$ 1 Line items from Consolidated Statements of Income. 2018 Guidance

CONSOLIDATED STATISTICS

	3 Months Ended March 31, 2018	2017	Incr (Decr)
ELECTRIC OPERATING REVENUES (Dollars in Millions)			
Retail			
Residential	$ 317	$ 302	$ 15
Business	343	337	6
Total Retail	660	639	21
Sales for Resale (Wholesale)	12	24	(12)
Transmission for Others	15	10	5
Other Miscellaneous Services	5	5	-
Total Electric Operating Revenues	$ 692	$ 678	$ 14
ELECTRIC SALES (GWH)			
Retail			
Residential	2,347	2,457	(110)
Business	3,148	3,261	(113)
Total Retail	5,496	5,718	(222)
Sales for Resale (Wholesale)	291	1,074	(783)
Total Electric Sales	5,786	6,792	(1,006)
RETAIL SALES (GWH) - WEATHER NORMALIZED			
Residential	2,482	2,448	34
Business	3,193	3,248	(55)
Total Retail Sales	5,675	5,696	(21)
Retail sales (GWH) (% over prior year)	(0.4)%		
AVERAGE ELECTRIC CUSTOMERS			
Retail Customers			
Residential	1,097,992	1,079,381	18,611
Business	134,247	132,520	1,727
Total Retail	1,232,239	1,211,901	20,338
Wholesale Customers	29	45	(16)
Total Customers	1,232,269	1,211,946	20,323
Total Customer Growth (% over prior year)	1.7%		
RETAIL USAGE - WEATHER NORMALIZED (KWh/ Average Customer)			
Residential	2,261	2,268	(7)
Business	23,782	24,508	(726)

	3 Months Ended March 31, 2018	2017	Incr (Decr)
ENERGY SOURCES (GWH)			
Generation Production			
Nuclear	2,479	2,512	(33)
Coal	1,099	2,134	(1,035)
Gas, Oil and Other	1,646	1,118	528
Renewables	131	99	32
Total Generation Production	5,355	5,863	(508)
Purchased Power			-
Conventional	250	593	(343)
Resales	23	204	(181)
Renewables	438	482	(44)
Total Purchased Power	711	1,279	(568)
Total Energy Sources	6,066	7,142	(1,076)
POWER PLANT PERFORMANCE			
Capacity Factors - Owned			
Nuclear	100%	102%	(2)%
Coal	30%	59%	(29)%
Gas, Oil and Other	24%	16%	8%
Solar	27%	20%	7%
System Average	40%	43%	(3)%

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Numbers may not foot due to rounding.

PINNACLE WEST CAPITAL CORPORATION

First Quarter 201823 CONSOLIDATED STATISTICS Numbers may not foot due to rounding.